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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated April 1, 2013, with respect to the consolidated financial statements and financial statement schedules and internal control over financial reporting included in the Annual Report of Mattress Firm Holding Corp. on Form 10-K for the year ended January 29, 2013. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Mattress Firm Holding Corp. on Form S-8 (File No. 333-178698, effective December 22, 2011).

/s/ GRANT THORNTON LLP

Houston, Texas
April 1, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM